DTC DELIVERY ELECTION FORM

THIS FORM MUST BE COMPLETED AND SUBMITTED IF SHARES WILL BE TENDERED FOR PURCHASE BY BOOK-ENTRY TRANSFER TO THE DEPOSITORY TRUST COMPANY. PLEASE FAX THIS FORM TO THE DEPOSITARY AT THE NUMBER INDICATED BELOW PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE SAME DAY SHARES ARE TENDERED FOR PURCHASE.

FACSIMILE COPY NUMBER: 718-234-5001

CONFIRM BY TELEPHONE: 718-921-8200

YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER AND THE FUND WILL BE UNABLE TO PURCHASE YOUR SHARES. PLEASE PRINT CLEARLY IN CAPITAL LETTERS IN THE BOXES BELOW.

Your Name:

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DTC - VOI Number:

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DTC Participant Number:

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Date of Entry:

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Number of Shares Tendered for Purchase:

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Mexican Account Information:

MEXICO

Name of Account (if different):

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Bank or Broker Name (in Mexico):

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Bank or Broker Address:

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Securities Account No.:

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Name and Telephone No. of Representative (optional):

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IN ADDITION, YOU MUST ADVISE THE ABOVE-NAMED MEXICAN BANK(S) OR BROKER(S) THAT SHARES WILL BE RECEIVED FOR YOUR ACCOUNT(S) FROM BBVA BANCOMER, S.A., THE FUND’S CUSTODIAN.

PORTFOLIO SECURITIES RECEIVED WILL BE REGISTERED IN THE NOMINEE NAME OF THE DELIVERING PARTY ON AN INTERIM BASIS. THE SIGNOR, IN CONJUNCTION WITH THE LOCAL BANK/BROKER, WILL BE RESPONSIBLE FOR REREGISTERING THE PORTFOLIO SECURITIES.